Exhibit 10.1

PROMISSORY NOTE

$55,000.00	January 9, 2012

FOR VALUE RECEIVED, the undersigned, THE BRAINY BRANDS COMPANY, INC., a Delaware corporation ("Debtor"), promises to pay to the order of FLM HOLDINGS LLC, or its successors or assigns ("Lender"), on July 9, 2012 ("Maturity Date"), at 8 Hop Brook Lane, Holmdel, NJ 07733, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of Fifty-Five Thousand Dollars ($55,000.00).  This Note shall not bear interest, except as provided below, and is issued at an original issue discount of ten percent (10%) (i.e.: the amount paid to Borrower by Lender at the time of execution of this Note is $50,000, which is 10% less than the principal amount of the Note).  Notwithstanding the foregoing, in the event of Debtor’s default hereunder or if the Note is not paid in full on the Maturity Date, interest on amounts past due pursuant to this Note shall be paid at a rate of eighteen percent (18%) per annum.  At Lender’s option, the face amount of this Note shall be due and payable on the one year anniversary of the date hereof or may be converted at the full face value thereof into securities offered by Borrower in its next subsequent round of equity or equity linked financing.

The delay or failure to exercise any right hereunder shall not waive such right.  The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

The Lender may, at any time, present this Note or any sum payable hereunder to the Debtor in satisfaction of any sum due or payable by the Lender to Debtor for any reason whatsoever including but not limited to the payment for securities subscriptions.

In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, Debtor agrees to pay reasonable attorney’s fees and expenses of collection.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  Exclusive jurisdiction relating to this Note shall vest in courts located in New York State.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

THE BRAINY BRANDS COMPANY, INC.

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer